Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the following Registration Statements of our report dated October 24, 2003, with respect to the consolidated financial statements of Kronos Incorporated (the "Company") included in this Annual Report (Form 10-K) for the year ended September 30, 2003.

     o    Form S-8 Nos. 333-08987, 333-52209, 333-59444 and 33-49430 relating to the Company's 1992 Equity Incentive Plan;

     o Form S-8 No. 333-82370 relating to the Company's 2002 Stock Incentive Plan; and

     o Form S-8 No. 333-107572 pertaining to the 2003 Employee Stock Purchase Plan.




                                                     /s/ Ernst & Young LLP

Boston, Massachusetts
December 19, 2003